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                                                                     EXHIBIT 5.1


                                December 17, 1997




Board of Directors
DynamicWeb Enterprises, Inc.
271 Route 46 West
Building F, Suite 209
Fairfield, New Jersey   07004

Re:   Registration Statement on Form SB-2 (SEC File No. 333-35579)

Gentlemen:


      In connection with the proposed offering by DynamicWeb Enterprises, Inc. (the "Company") of up to 1,500,000 shares of the Company's common stock, par value $.0001 per share (the "Common Stock"), covered by the Company's Registration Statement on Form SB-2 (No. 333-35579) (the "Registration Statement"), we, as counsel to the Company, have reviewed:


      1.    the Articles of Incorporation of the Company;

      2.    the Bylaws of the Company;

      3.    the minute books of the Company;


      4. a Corporate Good Standing Certificate, issued by the Secretary of the State of New Jersey, with respect to the Company;


      5.    the Registration Statement; and

      6. copies of the certificates representing shares of the Common Stock.

      Based upon our review of such documents, it is our opinion that:

      1. The Company has been duly incorporated under the laws of the State of New Jersey and is validly existing and in good standing under the laws of such State.
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Board of Directors
December 17, 1997
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      2.    The 1,500,000 shares of Common Stock covered by the Registration
            Statement have been duly authorized and, when issued and sold for cash pursuant to the terms described in the Registration Statement, will be legally issued by the Company and fully paid and nonassessable.


      We consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to us under the heading "Legal Matters" in the related Prospectus. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Securities and Exchange Commission thereunder.

                                    Very truly yours,

                                    STEVENS & LEE

                                    /s/ Stevens & Lee